057 Putnam Europe Equity Fund attachment
12/31/05 Semi-annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended December 31, 2005, Putnam Management
has assumed $4,571 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A	4,067
Class B	567
Class C	25

72DD2 (000s omitted)

Class M	97
Class R	--
Class Y	76

73A1

Class A	0.278
Class B	0.078
Class C	0.107

73A2

Class M	0.152
Class R	0.257
Class Y	0.290

74U1 (000s omitted)

Class A	14,740
Class B	7,163
Class C	236

74U2 (000s omitted)

Class M	636
Class R	--
Class Y	267

74V1

Class A	22.73
Class B	22.01
Class C	22.59

74V2

Class M	22.60
Class R	22.71
Class Y	22.73



Additional Information About Errors and Omissions Policy--Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.